UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

Date of Report (Date of earliest event reported): April 21, 2017

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware (State of Incorporation)	001-37613 (Commission File Number)	98-0513637 (IRS Employer Identification No.)

400 Poydras Street, Suite 2100, New Orleans, LA 70130
(Address of principal executive offices)  (Zip Code)

(972) 865-6192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230. 405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section

This Amendment No.2 to the current report on Form 8-K initially filed by COPsync, Inc. on October 3, 2017, is being filed to amend and correct the disclosures under subparagraph (a) under Item 1.01 and 2.03 and the first sentence under subparagraph (a) under Item 5.02.  Except as noted, no modifications are made hereby to the report on Form 8-K filed October 3, 2017.

Item 1.01	Entry into a Definitive Material Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The last sentence of subparagraph (a) is amended such that the paragraph shall read:

(a)  In February 2016, the Company entered into a master services agreement with Making Sense, LLC pursuant to which Making Sense has provided services to the Company.  As of May 10, 2017, the Company was indebted to Making Sense in the amount of $694,557.  On June 12, 2017, the Company and Making Sense entered into a payment schedule agreement under which the Company acknowledged the validity of the indebtedness and which established a payment schedule.  Under the agreement, Making Sense agreed to accept equity in the Company in satisfaction of $400,000 of the indebtedness at the rate of $0.05 per share.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The date of Cesar Donofrio’s appointment as a director is corrected such that the first sentence of subparagraph (a) shall read:

(a)  On July 31, 2017, the Board appointed Cesar Donofrio (age 43) as a member of the Board, effective as of that date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2017	COPsync, Inc. By: /s/ Rodney Bienvenu Name: Rodney Bienvenu Title: Chief Executive Officer